Investor Reference Book Published: May 31, 2023

Encompass Health 2 Forward-looking statements The information contained in this Investor Reference Book includes certain estimates, projections and other forward-looking information that reflect Encompass Health’s current outlook, views and plans with respect to future events, including the business outlook and guidance, labor availability and costs, legislative and regulatory developments, addressable market, strategy, capital expenditures, acquisition and other development activities, such as the de novo pipeline, costs, growth and timelines, operational initiatives, dividend strategies, leverage, access to capital, financial performance, financial assumptions, business model, balance sheet and cash flow plans, and market share. These estimates, projections and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. Encompass Health undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this Investor Reference Book as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the Form 10-K for the year ended December 31, 2022 and in other documents Encompass Health previously filed with the SEC, many of which are beyond Encompass Health’s control, that may cause actual events or results to differ materially from the views, beliefs, and estimates expressed herein. Note regarding presentation of non-GAAP financial measures The following Investor Reference Book includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, including Adjusted EBITDA, leverage ratios, and adjusted free cash flow. Schedules are attached that reconcile the non-GAAP financial measures included in the Investor Reference Book to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. The Company’s Form 8-K, dated May 31, 2023, to which the Investor Reference Book is attached as Exhibit 99.1, provides further explanation and disclosure regarding Encompass Health’s use of non-GAAP financial measures and should be read in conjunction with the Investor Reference Book.

Encompass Health 3 Business outlook . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5-7 Company overview . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8-20 Industry overview . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21-29 Growth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30 Growth strategy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31-32 Market characteristics . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33-36 De novo development . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37-41 Bed additions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42 Operational initiatives . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43-52 Information technology . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53-57 Reconciliations to GAAP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58-61 End Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62-64 Table of contents

Encompass Health 4 Glossary of terms and abbreviations Medicare • Medicare refers to traditional Medicare / Medicare Fee-for-Service (FFS) programs. Medicare Advantage (“MA”) • Medicare Advantage may also be referred to as Medicare Managed Care or Medicare Part C and refers to the private health plans contracted by Medicare as an alternative to traditional Medicare programs. Return on Invested Capital (“ROIC”) • ROIC is measured using hospital-level EBIT (earnings before interest and taxes) and applying an assumed marginal tax rate, i.e., EBIT * (1 - marginal tax rate), divided by the hospital’s average net assets for the same period. Abbreviations • Accountable Care Organization (“ACO”) • Bundled Payments for Care Improvement (“BPCI”) • Case Mix Group (“CMG”) • Centers for Medicare and Medicaid Services (“CMS”) • Certificate of Need (“CON”) • Comprehensive Care for Joint Replacement (“CJR”) • Home Health (“HH”) • Inpatient Rehabilitation Facility (“IRF”)(“hospital”) • Public Health Emergency (“PHE”) • Quality Reporting Program (“QRP”) • Real Estate Investment Trust (“REIT”) • Skilled Nursing Facility (“SNF”)

Business Outlook

# Business outlook | Strong and sustainable business fundamentals

| | |
|---|---|
| **Attractive healthcare sector** | • Large addressable market indicated by low conversion rate of presumptively eligible inpatient rehabilitation patients<br>• Aging demographic driving increased demand for rehabilitation services<br>• Supply of licensed IRF beds increased only modestly over the past decade<br>• High acuity, nondiscretionary conditions treated<br>• Fragmented sector presents unit acquisition and joint venture opportunities<br>• Significant barriers to entry |
| **Industry leading position**<br><br>*Encompass Health is uniquely positioned to grow the market and capture incremental share* | • Largest provider of inpatient rehabilitation services<br>• Unparalleled clinical expertise for treating inpatient rehabilitation conditions with consistent delivery of high-quality, cost-effective care<br>• Enhanced utilization of technology (e.g., clinical, data analytics, and technology-enabled business processes)<br>• Economies related to scale and market density<br>• Ability to fund capacity expansions primarily with internally generated funds<br>• Management experience and depth<br>• Attractive financial returns on de novo and bed addition investments<br>• Successful long-standing acute care hospital joint venture strategy |
| **Real estate ownership** | • Portfolio of 157 IRFs as of April 27, 2023<br>✓ 120 owned and 37 leased<br>✓ Owned real estate is not exposed to annual lease expense increases<br>✓ Ability to customize building design to EHC specifications; promotes construction and operational efficiencies<br>✓ Greater flexibility in managing hospital portfolio |
| **Financial strength** | • Well-managed balance sheet and liquidity<br>✓ No significant near-term maturities (credit agreement matures in 2027; bonds mature in 2025 and beyond)<br>✓ $926 million available for borrowing on our $1 billion revolving credit facility (as of March 31, 2023)<br>• Substantial free cash flow generation<br>• Cash dividend paid on common stock since 2013 |

Encompass Health 6

Encompass Health 7l 7 6 to 10 de novos per year 80 to 120 bed additions per year 6% to 8% discharge CAGR Business outlook 2023 - 2027 Growth targets de novos opened 8 9 in 2021 in 2022 bed additions 117 87 in 2021 in 2022 discharge growth 8.7% 6.8% in 2021 in 2022 recent results

Company Overview

Encompass Health 9 ~35,000 employees Rehabilitation hospitals “IRFs” IRFs under development* *IRFs under development - previously announced under development as of April 27, 2023 Company overview Largest owner and operator of IRFs 2022 key statistics ~211,100 patient discharges ~$4.35 billion in revenue 6.8% total discharge growth FORTUNE® “World’s Most Admired Companies” 2022 Recent expansion 2020 - 2022 21 de novo hospitals opened 321 beds added to existing hospitals 1,251 total beds added 12.0% increase in licensed beds

# Company overview | Largest owner and operator of IRFs


25%

of all licensed beds†


33%

of all Medicare patients served†

**37**
States & Puerto Rico

**157**
Inpatient rehabilitation hospitals

**61**
Operate as joint ventures with acute care hospitals

**132**
Hospitals hold one or more disease-specific certifications(1)

## Clinical expertise in Joint Commission specialty accreditations*

*Number of EHC hospitals with accreditation and EHC's % of all such accreditations*

- Stroke rehabilitation accreditations - 132 EHC hospitals (~63%)
- Hip fracture rehabilitation accreditations - 59 EHC hospitals (~94%)
- Brain injury rehabilitation accreditations - 48 EHC hospitals (~76%)
- Amputee rehabilitation accreditations - 35 EHC hospitals (~80%)

† Based on 2021 and 2022 data.
Refer to pages 62-64 for end notes.

*Data as of May 15, 2023.

Encompass Health

10

Encompass Health 11 Inpatient rehabilitation hospitals Encompass Health provides advanced therapy and nursing services to patients requiring intensive inpatient rehabilitative care. Company overview Care delivery model Primary services include: • Independent physician oversight of plan of care • 24/7 nursing care • Intensive multi-disciplinary therapy • Extensive clinical support services

# Company overview | Care delivery model

| | |
|---|---|
| **Independent physicians** | Independent physicians manage and treat medical conditions as well as oversee the plan of care and medical rehabilitation program. Physician services include:<br>• Review and approve pre-admission screenings<br>• Develop an individualized overall plan of care<br>• At least three face-to-face rehabilitation physician visits per week<br>• Lead Team Conference<br>• Manage discharge planning (timing and destination) |
| **Rehabilitation nursing**<br><br>**(CRRN, RN, LPN, LVN, CNA)** | Onsite 24/7- assist patients by helping restore, maintain, and promote optimal health. Provide personal care including:<br>• Daily/ongoing care<br>• Medication dispensing<br>• Wound care<br>• Infection control<br>• Patient transfers from bed to wheelchair, bed to restroom, etc. |
| **Intensive multi-dimensional therapy** | Patients generally receive at least 3 hours of therapy per day at least 5 days per week; by 2 or more therapy disciplines:<br>• **Physical therapists -** address physical function, mobility, strength, balance, and safety<br>• **Occupational therapists** - promote independence through activities of daily living<br>• **Speech-language therapists -** address speech/voice functions, swallowing, memory/cognition, and language/communication |
| **Clinical support services** | • **Case managers -** coordinate the care plan with the physician as well as the interdisciplinary team; serve as facilitators of Team Conference and work with patients, families and communities to ensure the patient has what is needed when they arrive home<br>• **Pharmacists** - reconcile medications at admission and discharge, dispense medications during patient stay and assist clinicians with pain management strategies<br>• **Respiratory therapists -** provide care and cardio-pulmonary medicine to patients with acute critical conditions and cardiac and pulmonary disease enabling them to tolerate intensive multi-disciplinary therapy<br>• **In-house dialysis** - offered at 64 Encompass hospitals as of March 31, 2023; further roll out will continue in 2023. Reduces disruption to therapy regimen and leads to increased patient satisfaction<br>• **Dietetics and nutrition services** - provide nutritional guidance and oversight with respect to each patient's dietary needs |

Encompass Health 12

# Company overview | Our patients

## Admissions

| | |
|---|---|
| IRF admission criteria | At the time of admission, a patient must:<br>• require the active and ongoing therapeutic intervention of multiple therapy disciplines<br>• be expected to actively participate in, and benefit from, an intensive rehabilitation therapy program<br>• receive supervision by a physician through face-to-face visits at least three days a week |
| | At least 60% of patients must have at least one CMS-13 medical diagnosis or functional impairment |
| Average age of EHC patients | All payors = 71 years old |
| | Medicare FFS = 76 years old |
| EHC IRF admission sources | 91% - acute care hospitals |
| | 7% - physician offices / community |
| | 2% - skilled nursing facilities |

## Patient mix

| Rehabilitation impairment category ("RIC") | | 2022 |
|---|---|---|
| RIC 01 | Stroke | 18.6 % |
| RIC 02/03 | Brain dysfunction | 11.2 % |
| RIC 04/05 | Spinal cord dysfunction | 4.0 % |
| RIC 06 | Neurological conditions | 21.7 % |
| RIC 07 | Fracture of lower extremity | 7.9 % |
| RIC 08 | Replacement of lower extremity joint | 3.0 % |
| RIC 09 | Other orthopedic | 6.9 % |
| RIC 10/11 | Amputation | 2.7 % |
| RIC 14 | Cardiac | 4.2 % |
| RIC 17/18 | Major multiple trauma | 5.9 % |
| RIC 20 | Other disabling impairments | 11.5 % |
| — | All other RICs | 2.4 % |

While 91% of EHC admissions come from acute care hospital discharges, only ~4% of nationwide acute care hospital discharges are admitted to an IRF.*

*Source: FORVIS reporting on 2021 Medicare claims data.

Encompass Health 13

Encompass Health 14 Company overview High quality clinical results Discharge to Community Discharge to SNF Discharge to Acute Care Higher is better Lower is better Lower is better Percent of patients discharged to the community, including home or home with home health. Percent of patients discharged to a skilled nursing facility. Percent of patients discharged to an acute care hospital. Encompass Health UDSMR(2) The above UDSMR measures include IRF units that are located within acute care hospitals. Refer to pages 62-64 for end notes.

Encompass Health 15 # of IRFs Avg. beds per IRF Avg. Medicare discharges per IRF(4) Avg. est. total cost per discharge for FY 2024 Avg. est. total payment per discharge for FY 2024 Encompass Health(3) = 152 67 833 $16,627 $24,307 Free-standing = (Non-Encompass Health) 196 57 530 $22,351 $26,378 Hospital units = 779 24 196 $26,240 $27,027 Total(5) 1,127 36 340 $22,010 $25,952 Medicare FFS pays Encompass Health less per discharge, on average, in spite of comparable acuity Encompass Health produces high-quality, cost-effective outcomes through: Ÿ “Best Practices” clinical protocols Ÿ Supply chain efficiencies Ÿ Sophisticated management information systems Ÿ Economies of scale Company overview Leading position in cost effectiveness – The average estimated total payment per discharge, as stated, does not reflect a 2% reduction for sequestration(6). Refer to pages 62-64 for end notes.

Encompass Health 16 65.3% 15.1% 11.6% 4.2% 3.8% % of 2022 Revenues Medicare Prospective Payment System (“PPS”) - paid per discharge by Case Mix Group (“CMG”) Medicare Advantage CMG or per diem - Negotiated rate - Some are “tiered” for acuity/severity Managed Care Per diem or CMG - Negotiated rate - Some are “tiered” for acuity/severity Medicaid Varies by state Other Variety of methodologies Payor source Payment methodology Company overview Payors and payment methods

Encompass Health 17 Disciplined approach to new store growth Considerations for entering a new market: – Market demographics and growth potential – CON requirements (initial and for expansion) – Presence of other inpatient rehabilitation services – Acute care hospital presence and discharge patterns – Geographic proximity to other Encompass hospitals – Potential joint venture partners – Major MA and Managed Care plans – Clinical labor availability and costs – Capital investment required (e.g., local market land and construction costs) *CA = confidentiality agreement. Company overview IRF growth pipeline Typical development pipeline Project category Exploratory/ CA executed* Active development Annual openings Number of projects 40 - 60 20 - 30 6 - 10

Encompass Health 18 61 joint venture hospitals in place with major healthcare systems including: Joint ventures with acute care hospitals facilitate integrated care delivery Ascension St. John Hospital System Ballad Health Barnes-Jewish Cleveland Clinic Martin Health Geisinger Health System Lee Health subsidiary Monmouth Medical Center (RWJBarnabas Health) NCH Healthcare System (Naples, FL) Novant Health Piedmont Healthcare University of Virginia Medical Center Vanderbilt University Medical Center Company overview Joint venture partnerships with acute care providers The Company’s joint ventures began in 1991 with Vanderbilt University Medical Center

# Company overview | Cash flow and liquidity

## Adjusted Free Cash Flow*(7)

**Able to fund our growth primarily through free cash flow (FCF)**
- De novos
- Bed additions
- Replacement IRFs
- FCF is after maintenance capex, before discretionary capex



$500.0
$250.0
$–
$ in millions
$330.2
$340.1
2021
2022

## Liquidity*

**Ensure sufficient liquidity to meet the anticipated operating and strategic needs of the Company**
- Liquidity - defined as cash on hand and revolver availability
- Credit facility - a diverse group of well-capitalized lenders in the senior credit facility



$1,000
$500
$0
$ in millions
$811.2
$934.1
2021
2022
Revolver availability
Cash on hand

## Leverage Ratio*

- Leverage ratio = Total Debt / LTM Adjusted EBITDA(8)
- Debt duration - limited near term refinancing risk
- Floating rate debt - very limited exposure



5.0
2.5
0.0
4.0x
3.4x
2021
2022

*Historical financial results reflect Enhabit Home Health and Hospice as discontinued operations.
Refer to pages 62-64 for end notes.

Encompass Health 19

Encompass Health 20 Company overview Real estate holdings Own ~76% of IRF real estate Rationale for real estate ownership Leases are effectively structured as long- term, fixed rate, non-prepayable debt with annual rent escalators Ownership providers greater flexibilty in managing real estate portfolio Presence of real estate on our balance sheet facilitates access to senior debt on attractive terms Specialty nature of our facilities contributes to relatively high cap rates from REITs We are better positioned than traditional financing sources to hold the residual risk in our properties Preference of ownership own building and land 88 lease building and land 37 own building; lease land 32 6,285 (60%) 4,275 (40%) licensed beds in non-CON states licensed beds in CON states Data as of April 27, 2023.

Industry Overview

# Industry overview | Continuum of healthcare services

**Preventive**

Routine health care (screenings, check-ups, patient counseling) to prevent illnesses, disease, or other health problems

**Ambulatory**

Medical care delivered on an outpatient basis (doctor visits, walk-in clinics, blood tests, x-rays, endoscopy, certain biopsies, certain surgical procedures)

**Acute**

Medical treatment of diseases or injuries for which a patient receives inpatient treatment for a brief but severe episode of illness

**Post-acute**

Medical care provided after a period of acute care, including: long-term acute care (LTACH), inpatient rehabilitation (IRF), skilled nursing (SNF), home health (HH)

**Medicare acute care patients discharge destination***

- LTACH ~1%
- IRF ~4%
- SNF ~19%
- HH ~22%
- Hospice ~4%
- No post-acute care ~45%

* Source: FORVIS reporting on 2021 Medicare claims data. Other discharge destinations (~5%) may include another acute care hospital, specialty hospital, or other destinations.

Encompass Health 22

Encompass Health 23 H ea lt h co ns um pt io n sp en di ng *: $ 3, 79 2. 5 (in billions) Source: Centers for Medicare & Medicaid Services, National Health Expenditure Data (Historical), Table 2 - 2021. * Excludes Net Cost of Private Health Insurance of $255.7 billion. National healthcare spending: $4.255 trillion in 2021 Pe rs on al h ea lt hc ar e* : $3 ,5 53 .4 $207.0 Investment $51.5 Government administration $187.6 Government public health $542.5 Retail outlet sales of medical products $125.2 Home health care $223.5 Other health, residential and personal care $1,157.0 Professional services (physician and clinical services, dental services, other professional services) $181.3 Nursing care facilities and continuing care retirement communities $1,323.9 Hospital care - includes acute care, inpatient rehabilitation, long-term care hospitals Healthcare consumption spending includes total spending on healthcare goods and services excluding investments. Investments include non-commercial research and academic investments (including the purchase of buildings and equipment for such research). Industry overview Total healthcare spending

Encompass Health 24Source: Centers for Medicare & Medicaid Services, Medicare Trustees’ Report 2022 – page 12; and MedPAC, Medicare Payment Policy, March 2023 - pages 203, 237, 259 and 285. 12% 2% 8% 4% 9% 42% 17%3% 3% Industry overview Medicare 2021 spending Total Medicare spending Medicare spending on inpatient rehabilitation $839 billion $8.5 billion (~1% of all Medicare spending) % of Medicare spend $29B Skilled nursing 3% Medicare Part A $145B Inpatient hospital (includes IRF) 17% $74B Physician payments 9% Medicare Part B $65B Outpatient hospital 8% $17B Home health 2% Medicare Parts A & B$23B Hospice 3% $32B Other services 4% $350B Medicare managed care* 42% Medicare Part C *Medicare managed care / Medicare Advantage plans also pay for the services listed on this page $104B Outpatient Rx 12% Medicare Part D

Encompass Health 25 Acute care hospital Home health Inpatient rehabilitation hospital Skilled nursing facility Medicare spending ($ billions) $8.5 $28.5 $16.9* # of Discharges/Beneficiaries^ ~379,000 ~1,700,000 ~3,000,000^ Average length of stay 12.9 days 34.5 days N/A # of Providers ~1,181 ~14,700 ~11,474 Facility ownership mix** For-profit (37%) Non-profit (53%) Gov’t (10%) For-profit (72%) Non-profit (23%) Gov’t (5%) For-profit (88%) Non-profit (12%) Freestanding vs. hospital based Freestanding (28%) Hospital based (72%) Freestanding (97%) Hospital based (3%) Freestanding (87%) Hospital based (13%) Rural vs. urban** Urban (86%) Rural (14%) Urban (73%) Rural (27%) Urban (85%) Rural (15%) (Lowest acuity)(Highest acuity) Source: MedPAC, Medicare Payment Policy, March 2023 - pages 203, 208, 222, 237, 249, 259, 263 and 266; MedPAC, Health Care Spending and the Medicare Program, July 2022 - page 106. * Not all home health spending occurs as a post-acute service. **Home health data represents freestanding agencies only. Industry overview Post-acute Medicare care services

Encompass Health 26 (P er ce nt ) 1.6% 1.5% 1.5% 1.6% 1.5% 1.6% 1.6% 1.6% 1.6% 1.7% 1.3% 1.7% 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 $0 $5 $10 $15 $20 $25 $30 $35 Percent of total Medicare FFS spending on inpatient rehabilitation Medicare spending on post-acute services Source: MedPAC, Medicare Payment Policy, March 2023 – pages 203, 237 and 259 Centers for Medicare and Medicaid Services, Medicare Trustees’ Report 2022 - page 12. * Not all home health spending occurs as a post-acute service. Industry overview Medicare spending on post-acute services Post-Acute setting 2002 Spending 2021 Spending Skilled nursing facilities $14.8 $28.5 Home health agencies* $9.6 $16.9 Inpatient rehabilitation hospitals $5.7 $8.5 Medicare spent ~ $54 billion on post-acute services in 2021 (IRF, SNF, HH) $ in billions

# Industry overview | IRF qualifying conditions

**CMS requires that 60% of an IRF's admissions must have at least one medical diagnosis or functional impairment from a list of 13 compliant conditions ("CMS-13").**

| CMS-13 qualifying conditions | |
|---|---|
| 1 | Stroke |
| 2 | Brain injury |
| 3 | Amputation |
| 4 | Spinal cord |
| 5 | Fracture of the femur |
| 6 | Neurological disorder |
| 7 | Multiple trauma |
| 8 | Congenital deformity |
| 9 | Burns |
| 10 | Osteoarthritis (after less intensive setting) |
| 11 | Rheumatoid arthritis (after less intensive setting) |
| 12 | Joint replacement<br>- Bilateral<br>- Age ≥ 85<br>- Body mass index > 50 |
| 13 | Systemic vasculidities (after less intensive setting) |

**Other IRF qualification requirements at the time of a patient's admission**

- ✓ Physician approval of preadmission screen and admission
- ✓ Patient requires the active and ongoing therapeutic intervention of multiple therapy disciplines, one of which must be physical or occupational therapy
- ✓ Patient can reasonably be expected to actively participate in, and benefit from, an intensive interdisciplinary rehabilitation therapy program of 3 hours of therapy a day, 5 days a week
- ✓ Requires supervision by a physician through face-to-face visits at least three days per week during the patient's stay to assess the patient both medically and functionally, as well as to modify the course of treatment as needed

Encompass Health 27

# Industry overview | Regulatory history 2009 - 2022

External Factors

IRF-specific regulatory updates

**We have demonstrated the ability to adapt in the face of numerous and significant regulatory, legislative and operating environment changes.**

| Year | External Factors | IRF-specific regulatory updates |
| --- | --- | --- |
| 2009 | Global recession | 75% Rule permanently changed to "60% Rule" with passage of "Medicare, Medicaid & SCHIP Extension Act of 2007" and paid for through a Medicare price rollback & 18-month freeze from 4/1/2008 to 9/30/2009 |
| 2010 | Medicaid expansion due to the passing of the Patient Protection and Affordable Care Act (ACA)<br><br>Medicare Advantage enrollment outpaces traditional Medicare enrollment growth | 1) Passing of the ACA<br>2) CMS IRF Rule implemented new requirements for determining whether IRF claim is reasonable and necessary |
| 2011 | | 1) Budget Control Act generates automatic 2% reduction in Medicare payments beginning in 2013 (sequestration)<br>2) Medicare Shared Savings Program (MSSP) ACO begins |
| 2012 | | IRF Quality Reporting Program (IRF QRP) requires IRF to report quality data with financial penalties for compliance issues |
| 2013 | | IRF Quality Reporting Program (IRF QRP) requires IRF to report quality data with financial penalties for compliance issues |
| 2014* | | 1) IMPACT Act directed CMS to create rules requiring the collection and reporting of standard patient assessment data<br>2) Original BPCI begins |
| 2015* | | CMS revised diagnosis codes that count toward 60% Rule |

* Between 2014 and 2019, the CMS Innovation Center developed new voluntary and mandatory payment and service delivery models, in accodance with legislation, such as Bundled Payments for Care Improvement (BPCI), Accountable Care Organizations (ACO), and Comprehensive Care for Joint Replacement Model (CJR).

Encompass Health

28

# Industry overview | Regulatory history 2009 - 2022 (cont.)

**We have demonstrated the ability to adapt in the face of numerous and significant regulatory, legislative and operating environment changes.**

External Factors

IRF-specific regulatory updates

| Year | IRF-specific regulatory updates |
| --- | --- |
| 2016* | 1) CJR becomes mandatory in certain markets<br>2) Next Gen ACO begins |
| 2017* | CMS updated IRF QRP requirements |
| 2018* | CMS revised diagnosis codes used to determine 60% Rule compliance and updated IRF QRP requirements |
| 2019* | 1) Elimination of Functional Independent Measures (FIM) and transition to Section GG quality indicators for reimbursement<br>2) Original BPCI ends and BPCI Advanced begins |
| 2020 | 1) CMS updated IRF coverage criteria guidelines and IRF QRP requirements<br>2) EHC returned all Provider Relief funds from the CARES Act |
| 2021 | CMS updated IRF coverage criteria guidelines |
| 2022 | IRF PAI updated to significantly increase the admission and discharge data elements required to be collected |

External Factors:

- 2016*–2022: Growth in Medicare Advantage enrollment continues to outpace traditional Medicare enrollment growth
- 2020–2022: COVID pandemic
- 2020–2021: Medicaid enrollment growth due to PHE
- 2021–2022: Wage & other cost inflation

* Between 2014 and 2019, the CMS Innovation Center developed new voluntary and mandatory payment and service delivery models, in accodance with legislation, such as Bundled Payments for Care Improvement (BPCI), Accountable Care Organizations (ACO), and Comprehensive Care for Joint Replacement Model (CJR).

Encompass Health

29

Growth

# Growth | Our rationale for continued expansion of IRF capacity

**Large, under penetrated and growing market**

- ~13% estimated national conversion rate to IRF[9]
- Aging demographic (~5% population growth CAGR for our average age patient)
- Relatively static supply of licensed IRF beds for past decade
- SNF disintermediation opportunity
- Non-discretionary conditions

**Significant barriers to entry and competitive advantages**

- Clinical expertise
- Access to capital
- Economies of scale
- Regulatory and compliance knowledge and infrastructure
- Long history of successful acute care hospital joint ventures
- Relationships with referral sources and payors
- Nationally known and highly regarded brand

**Attractive financial returns on de novos and bed additions**

- Fuels revenue and EBITDA growth
- Accretive to ROIC
- Significant operating leverage in bed addition strategy
- Future period bed additions can increase de novo returns

Encompass Health
Refer to pages 62-64 for end notes.
31

Encompass Health 32 0 100 200 300 400 500 100 110 120 130 140 150 160 170 2018 2019 2020 2021 2022 2023(P) Bed additions 26 152 117 117 87 98 De novos (bed count) 169 120 170 350 410 339 De novos (new hospitals) 4 3 4 8 9 7 Total number of IRFs(10) 130 133 137 145 153 160 Total number of licensed beds(10) 8,966 9,249 9,505 9,924 10,356 10,774 Total EHC IRFsNew beds W ho lly o w ne d an d jo in t ve nt ur es Bed additions De novos Growth IRF growth strategy Refer to pages 62-64 for end notes.

Encompass Health 33 Demand continues to benefit from a demographic tailwind: growth in the Medicare beneficiary population Age 80+Age 70-79Age 65-69 • The growth rate of Medicare beneficiaries increased to an ~3% CAGR in 2011, as “Baby Boomers” started turning age 65. ◦ ~10,000 Baby Boomers turn 65 each day • The 4-year CAGR for the population in Encompass Health’s average Medicare patient age range is ~5%. CAGR (population growth by age) Age 2018 to 2022 2022 to 2026 65-69 2.6% 1.6% 70-74 3.7% 2.5% 75-79 5.0% 4.9% 80+ 2.4% 3.6% Total 3.3% 2.9% Source: https://www.census.gov/data/datasets/2017/demo/popproj/2017-popproj.html 2018 2022 2026 2030 0 10 20 30 40 50 60 70 80 Projected population of age 65+ Millions 43% (22.7M) 45% (26.8M) 46% (30.7M) 46% (33.3M) ~3% CAGR Baby Boomer wave reaches average age of an Encompass Health Medicare patient (~76). Growth IRF demand continues to grow

Encompass Health 34 Po pu la ti on in m ill io ns # of IRFs 12 12 14 14 15 16 17 17 17 17 18 18 19 16 16 17 18 19 19 20 21 22 24 24 25 26 10 11 11 11 11 11 11 12 12 13 13 13 13 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 0 20 40 60 0 200 400 600 800 1,000 1,200 1,400 IRF supply and demand Source: MedPAC, Medicare Payment Policy, 2023 – page 263, 2018 – page 277, 2014 – page 247; Provider Data Catalog (cms.gov) inpatient rehabilitation facilities_general information dataset; U.S. Census Bureau, Annual Estimates of the Resident Population by Single Year of Age and Sex for the United States: April 1, 2010 to July 1, 2019 and April 1, 2020 to July 1, 2022; U.S. Census Bureau, Current Population Survey, Annual Social and Economic Supplement, 2010-2018. Growth IRF supply / demand imbalance continues to widen E H C IR Fs N on-E H C IR Fs 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 0 40 80 120 160 980 1,000 1,020 1,040 1,060 1,080 Supply of IRFs - EHC vs. Non-EHC IRF supply has grown slightly since 2010: • 1,179 IRFs in 2010 • 1,197 IRFs in 2022 (1.5% increase) Challenges to entry include: • high acuity patients requiring expert clinical services and skilled clinicians • highly regulated industry • establishment of referral and payor relationships • significant capital investment EHC has the scale, clinical and operational expertise, and access to capital to overcome these challenges. From 2016 to 2022, EHC: • opened 33 de novo IRFs • increased total beds from 8,404 to 10,356

# Growth | IRF conversion rate

**IRF admission criteria**

- At the time of admission, a patient must:
  - ✓ require the active and ongoing therapeutic intervention of multiple therapy disciplines
  - ✓ be expected to actively participate in, and benefit from, an intensive rehabilitation therapy program
  - ✓ receive supervision by a physician through face-to-face visits at least three days a week
- At least 60% of patients must have at least one CMS-13 medical diagnosis or functional impairment

**IRF conversion rate**

- It is estimated that only ~13%[9] of acute care patients who are presumptively eligible for inpatient rehabilitation services (those with at least one CMS-13 medical diagnosis or condition) are admitted to an IRF

**Reasons for low IRF conversion**

- Low awareness of IRF vs. SNF care requirements for nursing coverage and therapy provision
- Lack of understanding of IRF value proposition
  - ✓ Quality of outcomes
  - ✓ Episodic versus per diem cost comparison
- Restrictive MA prescreening procedures/criteria
- Many markets have low IRF bed availability (sometimes attributable to CON requirements)

☆ EHC strategies are in place to address each of these

Encompass Health

Refer to pages 62-64 for end notes.

35

Encompass Health 36 Growth Medicare levels of service required - IRF vs. SNF Industry averages IRF SNF Quality metrics FFS average length of stay 12.9 days 34.5 days Discharge to community rate 67.6% 43.5% CMS requirements for IRFs vs. SNFs IRF SNF Regulatory Facility must satisfy regulatory and policy requirements for hospitals, including Medicare hospital conditions of participation Yes No Patient care At a minimum, face-to-face rehabilitation physician visits must occur no fewer than 3 times per week during the course of the patient’s stay Yes No All patients must need and generally receive a minimum of three hours a day of intensive therapy, five days a week Yes No Nursing care is required 24 hours, 7 days a week by registered nurses Yes No A weekly team meeting, led by the physician and includes a rehabilitation nurse, a case manager, and a licensed therapist from each therapy discipline Yes No Admission requirements All patients must be admitted by a physician Yes No Stringent admission and coverage policies are required and carefully documented for each admission; further restricted in number and type of patients (e.g., 60% Rule) Yes No Source: MedPAC, Medicare Payment Policy, March 2023 - pages 214, 222, 266 and 267.

Encompass Health 37 Growth Proven growth model since 2009 46% JV hospitals De novo hospitals-wholly owned Acquisitions-wholly owned De novo hospitals-JV Acquisitions-JV 69 hospitals added since 2009 41% joint ventures 69% increase in number of hospitals Data as of April 27, 2023.

# Growth | Robust de novo development pipeline

## 21 De novos announced and underway* - total pipeline exceeds 50

### Market considerations

- Demographics in and potential growth of local market
- State CON, licensure and other regulatory requirements
- Presence of other inpatient rehabilitation services
- Geographic proximity to other EHC hospitals
- Potential joint venture partners
- Volumes, patient mix and service lines of acute care hospitals
- Labor supply and costs
- Land and construction costs

### Investment considerations

- Key metrics
  - Project NPV, IRR and ROIC
- Sensitivity analysis on key performance assumptions
- Comparison to analog EHC hospitals
- Potential for future expansion

### Hospitals opened or under development

| | | Joint venture | Est. Opening Date | # of beds |
|---|---|---|---|---|
| **De novo projects**** | | | | |
| | Eau Claire, WI | ✓ | 2023 | 36 |
| | Knoxville, TN | ✓ | 2023 | 73 |
| | Owasso, OK | ✓ | 2023 | 40 |
| | Clermont, FL | | 2023 | 50 |
| 1 | Bowie, MD | | 2023 | 60 |
| 2 | Columbus, GA | ✓ | 2023 | 40 |
| 3 | Prosper, TX | | 2023 | 40 |
| 4 | Fitchburg, WI | | 2024 | 56 |
| 5 | Kissimmee, FL | | 2024 | 50 |
| 6 | Atlanta, GA | ✓ | 2024 | 40 |
| 7 | Johnston, RI | | 2024 | 50 |
| 8 | Fort Mill, SC | | 2024 | 39 |
| 9 | Louisville, KY | ✓ | 2024 | 40 |
| 10 | Houston, TX | | 2024 | 61 |
| 11 | Lake Worth, FL | | 2025 | 50 |
| 12 | Fort Myers, FL | ✓ | 2025 | 60 |
| 13 | Norristown, PA | | 2025 | 50 |
| 14 | Wildwood, FL | | 2025 | 50 |
| 15 | Athens, GA | ✓ | 2025 | 40 |
| 16 | St. Petersburg, FL | | 2025 | 50 |
| 17 | Daytona Beach, FL | | 2025 | 50 |
| 18 | Palm Beach Gardens, FL | | 2026 | 50 |
| 19 | Strongsville, OH | | 2026 | 40 |
| 20 | Amarillo, TX | | 2026 | 40 |
| 21 | Danbury, CT | | 2026 | 40 |

****All dates are tentative and subject to change**

Encompass Health

*IRFs under development - previously announced under development as of April 27, 2023.

38

# Growth | De novo costs and timeline

- Prototype hospital includes all private rooms
- Core infrastructure of building anticipates future expansion (accretive to financial returns)
- Factors that impact costs/timeline:
  - CON status
  - State regulatory requirements
  - Local planning and zoning approvals
  - Other location- or hospital-specific complexities

| Capital cost (millions) | 2022-2023* |
|---|---|
| Construction, design, permitting, etc. | $35.0 |
| Land | 5.5 |
| Equipment (including CIS) | 5.5 |
| **Cost of a typical 50-bed IRF** | **$46.0** |
| **Pre-opening and ramp up costs** (millions)** | |
| Operating | $1.0 |
| Salaries, wages, benefits | 1.0 |
| | **$2.0** |

***Amounts are the average per hospital capital costs for 2022-2023 based on actual costs for EHC's 2022 50-bed hospitals and the projected costs for EHC's 2023 50-bed hospitals. The pricing for these projects is based on contracts established up to two years prior to hospital opening and may not fully represent inflationary pressures in the current market.**

## Illustrative timeline


Project start
Groundbreaking
Opening
CON process (if applicable)
Zoning & design
Permitting
Construction
6 months to 3 years
18 to 22 months

Encompass Health

**Pre-opening expenses include expenses for pre-opening hires, training and other general operating costs incurred prior to the first patient's admission. The costs for this purpose is not inclusive of any revenues generated during the first month of operation.

39

Encompass Health 40 Months 1 2 3 4 5 6 7 8 9 10 11 12 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Occupancy Sustained positive EBITDA *EBITDA = earnings before interest, taxes, depreciation, and amortization directly attributable to the related hospital. Growth De novo occupancy and EBITDA* trends - 2021 San Angelo, TX (03/2021) Waco, TX (08/2021) Pensacola, FL (09/2021) North Tampa, FL (04/2021) Greenville, SC (08/2021) Henry County, GA (10/2021) Cumming, GA (06/2021) Shreveport, LA (08/2021) The Company’s average 2021 occupancy

Encompass Health 41 Months 1 2 3 4 5 6 7 8 9 10 11 12 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% Occupancy Sustained positive EBITDA *EBITDA = earnings before interest, taxes, depreciation, and amortization directly attributable to the related hospital. Growth De novo occupancy and EBITDA* trends - 2022 Shiloh, IL (02/2022) Cape Coral, FL (06/2022) Naples, FL (09/2022) St. Augustine, FL (03/2022) Jacksonville, FL (06/2022) LIbertyville, IL (03/2022) Moline, IL (08/2022) The Company’s average 2022 occupancy Lakeland, FL (05/2022) Grand Forks, ND (08/2022)

Encompass Health 42 Growth Bed additions Proven ability to enter new markets and boost returns with subsequent bed additions Hospitals built since 200952 Of the newly constructed hospitals built 2009 to 2020: Ÿ 52% have added beds Ÿ 23% have had beds added more than once Data as of April 27, 2023.

Operational Initiatives

Encompass Health 44 Operational initiatives Summary Build market share in high acuity, IRF appropriate conditions • Utilize extensive database on IRF eligible patients to continuously refine clinical protocols and improve patient outcomes Develop and implement post-acute solutions, clinical initiatives and operational best practices • Clinical innovation model • Internally and co-developed solutions • Incorporate data analytics • Continuous collaboration across our hospitals Evaluate and implement therapy and clinical technologies • Technologies developed in-house or with vendors • Includes: ◦ state-of-the-art therapy technology used by clinicians in the treatment of patients ◦ automation and technology used by the patient and the patient’s caregivers to improve the patient’s non-therapy experience

Encompass Health 45 Operational initiatives Build market share in high acuity conditions Increase stroke patient market share through education and awareness 2017 2018 2019 2020 2021 2022 30 ,6 14 32 ,3 48 34 ,4 69 34 ,3 30 36 ,5 69 39 ,0 04 EHC Discharges Stroke Market Share* Stroke as a % of Payor Discharges (2022) % of Total Discharges 18.5% % of Medicare FFS Discharges 13.7% % of Medicare Advantage Discharges 31.9% 4.6% 4.9% 5.3% 5.3% 5.7% 6.0% EHC Stroke 2022 Payor Mix FFS 45% MA 26% Other 29% Partnership with the American Stroke Association - Highlights from 2022 We developed and launched three Stroke Support Group Lesson modules, helping to support and inform group leaders with preset discussion topics and resources. Our module topics are Personality Changes After Stroke; Post-Stroke Depression; and Post-Stroke Pain. In total for the year, the lesson module webpage was viewed over 12,000 times. Go Red for Women luncheons were officially back to the ballroom after two years of digital experiences. We reached over 3,000 attendees with important information on how to prevent, treat and beat a stroke. Our Life After Stroke guide and Simply Good cookbook continue to perform well. This year alone, we had over 56,000 copies ordered or downloaded, bringing lifetime orders and downloads to just shy of 228,000 copies! Almost 50 Encompass Health staff are actively engaging with their local association teams by serving on event volunteer committees, local Boards of Directors and on national committees. *Stroke market share = EHC stroke discharges / total stroke survivors.

Encompass Health 46 Operational initiatives Build market share in high acuity conditions Independent research concludes IRFs are a better rehabilitation option for stroke patients compared to SNFs *AHA/ASA press release, “Inpatient rehab recommended over nursing homes for stroke rehab,” issued May 4, 2016. **“The Management of Stroke Rehabilitation” issued December 2019 (https://jamanetwork.com/journals/jamanetworkopen/ fullarticle/2756256?resultClick=1).

Encompass Health 47 Operational initiatives Build market share in high acuity conditions Implement in-house dialysis service through Tablo system Historically, dialysis has been provided by third- party vendors either onsite or offsite. Ÿ In 2022, patients receiving hemodialysis represented 5.1% of Encompass Health’s patient population With the Tablo system, we are providing onsite dialysis to our patients and recognize several benefits: Ÿ Patients now receive uninterrupted therapy and dialysis treatment in one location Ÿ Usage has lowered our cost of treatment and improved patient satisfaction ü National average treatment cost of $600 vs. Tablo of $300 ü We have seen a 90 basis point reduction in discharge to acute and an increase in therapy intensity for those hospitals using Tablo for at least one year Photo: Tablo Hemodialysis System As of March 31, 2023, we had Tablo capabilities in 64 of our hospitals, with further implementation planned for 2023. ! Our first Tablo Center of Excellence Program is at Encompass Health Rehabilitation Hospital of Las Vegas Framework for Tablo Center of Excellence Program Create network of regional mentors Ensure dialysis service line standardization Accelerate Tablo program proficiency

Encompass Health 48 Operational initiatives Post-acute clinical innovation model

Encompass Health 49 Trademarked system developed in 2015 to predict a patient’s risk of being transferred back to an acute care hospital. 40 clinical variables are considered in the risk analysis with risk levels assigned to each patient. High risk levels generate action items for the clinical staff to intervene and evaluate the patient. The Company’s performance since the system was fully implemented in 2017 is shown below. Operational initiatives Post-acute solutions Initiated in November 2021 to provide clinicians a near-real-time evaluation of each patient’s fall risk. 50 clinical elements are considered and patients are assigned risk levels. Fall prevention strategies and workflows are created and assigned based on risk assessment. The Company began implementation in 2021 with an enterprise wide year of utilization in 2022. The Readmission Prediction Model was initiated in October 2020. A patient’s probability of readmission to an acute care hospital post IRF discharge is assessed based on diagnoses, medications, lab results, vitals and other patient information. The Innovation Center’s ongoing strategy includes: • Regular updating of models to stay ahead of model degradation and to incorporate advances in AI • Improve ease of learning and adoption by standardizing categories for all models and optimizing training resources for onboarding and continuing education *Reflects COVID impact. **Acute care transfer rate = acute care transfers / total number of discharges. ***Fall rate = number of patient falls / 1,000 patient days. * Our goals are to optimize our predictive tools and to use our extensive clinical database to further improve patient outcomes Acute Care Transfer Rate** Fall Rate***

Encompass Health 50 "ReACT" and Readmission prevention • Standardized and improved infection control practices across the Company. These practices and oversight provided clinicians with tools to successfully navigate the COVID-19 pandemic. • Applied evidence- based decision making Sepsis/SIRS alert Infection control • Developed predictive models to identify patients at risk for transfer and readmission to acute-care hospitals • Implemented intervention strategies as part of the plan of care and notify home health provider of risk prior to discharge • Implemented an evidenced-based predictive model to identify patients at-risk for sepsis or Systemic Inflammatory Response Syndrome (“SIRS”) • Applied intervention strategies as part of the plan of care Medication reconciliation • Implemented a multidisciplinary reconciliation process using the Company's EMR upon admission and discharge Reduce opioid use • Implemented a multidisciplinary approach to improve pain management, including non- pharmacologic treatment of pain and vigilant opioid stewardship Reduce readmissions & improve outcomes Operational initiatives Post-acute solutions

# Operational initiatives | Therapy and clinical technologies

## Therapy Technology

The therapy innovations committee reviews and recommends state of the art technology for our hospitals to ensure our therapy teams have the equipment and the training to provide the best care

*(recent implementations are shown below )*



Ambu® aScope™

### Ambu aScope

Swallowing study technology that is portable with a disposable scope eliminating the labor intensive cleaning process with previous technologies



### BITS

A multidisciplinary therapy solution used for balance, cognitive and visuo-motor therapy



### Vector

Robotic trolleys using dynamic body weight support to promote faster recovery, over-ground gait rehabilitation and activities of daily living



### BURT

A highly dexterous robotic arm manipulator for upper-extremity rehabilitation training

## Clinical Technology

As our employees engage with patients and their families outside of therapy sessions, automation and technology is available for a better patient experience

*(recent implementations are shown below )*

### MyEncompass Health

The MyEncompass Health caregiver application is a patient experience application designed to promote early, ongoing engagement of the patient and their family or caregivers by communicating real-time progress toward their goals and an overview of their care plan in a secure manner.

The application is integrated with ACE IT (our clinical information system) for real-time updates to the patient's information.


Encompass Health
Spencer Horton
Patient
Anticipated discharge on
August 3
5/13 Days
Mobility
3/5
75%
Self Care
3/6
75%
Skills for Daily Living
1/3
67%
Cognition
3/5
78%

CBORD food service management technology provides the hospital an electronic meal ordering and preparation system with standardized meal plans plus a point-of-sale system for cafeteria operations. The system interfaces with ACE IT to provide accurate and timely diet information, including nutritional data for blood sugar management and malnutrition status.

eCafé

Encompass Health 51

Encompass Health 52 Operational initiatives Culture of collaboration and emphasis on best practices Collaboration among our 157 hospital teams supports continuous learning and deployment of best practices •Strategic development as market dynamics change Standardization across all hospitals Value of collaboration and networking across hospitals •Care management •Comfort, Professionalism, & Respect (CPR - Heart of the Patient Experience) •Pre-admission & admission process •Clinical documentation •Credentialing •Career ladders for nursing, therapy and case management •Contracting •Therapy practice guidelines •Medication management & reconciliation •Clinical education offerings for staff •Policies & procedures •Quality reporting program •Predictive models •TJC Disease Specific Certification through shared program development tools •Leadership mentoring among leaders within the same organization •Lessons learned that impact metrics related to quality, employees and financial measures

Information Technology

Encompass Health 54 Information technology Investment thesis and strategy Our digital health strategy is based on leveraging our: • clinical expertise • exceptionally large post-acute datasets • business and technology partners (e.g., Oracle Cerner) • and our proven capabilities in – enterprise EMR technologies – data integration – data analytics and predictive analytics to drive value-based performance across the continuum for our patients, our partners and our payors.

Encompass Health 55 Information technology Clinical information system

Encompass Health 56 Information technology Beacon management reporting Standardize the process, then automate it Enterprise scalability Proprietary large patient datasets Clinical and business knowledge Continuous improvement Proprietary Management System • Proprietary operations management system that provides real-time data • Benchmarking to promote best practices • Capabilities include: – Clinical coordination – Physician quality reporting – Readmission risk – Therapy outcomes analysis – Quality and patient satisfaction reporting – Workforce and labor productivity – Sales and marketing analysis – Care management – Food and drug spend analysis – Ability to run market-by-market analysis and reports – Accounts Receivable analysis

Encompass Health 57 Information technology Patient / caregiver communication portal MyEncompass Health caregiver application The app shows a patient’s real-time progress toward their goals and an overview of their care plan in a secure manner. Information in the app is regularly updated by interfacing with our clinical documentation system specific to the patient’s goals and outcomes. TRACK SHARE ● Follow the patient’s stay at our hospital as they make progress toward established goals. ● Invite others to follow along as the patient progresses in their rehabilitation stay ● Track goals established by the patient and the hospital interdisciplinary care team, including mobility, self- care, cognition and behavior, and daily living skills such as meal preparation and medication management. ● The patient and those who are granted access to app will have access up to 14 days after discharge ● See anticipated discharge date / plan for discharge

Reconciliations to GAAP

Encompass Health 59 Reconciliation Net cash provided by operating activities to Adjusted EBITDA(8) For the Year Ended December 31, ($ in millions) 2022 2021 Net cash provided by operating activities $ 705.8 $ 715.8 Interest expense and amortization of debt discounts and fees 175.7 164.3 (Loss) gain on sale of investments, excluding impairments (15.5) 3.8 Equity in net income of nonconsolidated affiliates 2.9 3.4 Net income attributable to noncontrolling interests in continuing operations (93.6) (103.2) Amortization of debt-related items (9.7) (7.8) Distributions from nonconsolidated affiliates (4.0) (2.6) Current portion of income tax expense 72.2 84.5 Change in assets and liabilities 30.4 109.9 Cash provided by operating activities of discontinued operations (52.3) (151.1) Change in fair market value of equity securities 7.4 (0.6) Adjusted EBITDA $ 819.3 $ 816.4 Refer to pages 62-64 for end notes. Information regarding investing and financing categories of the statement of cash flows for the periods presented can be found on Encompass Health’s website in the Earnings Releases for those periods. The leverage ratio for 2021 stated in terms of the most comparable GAAP measurement would be Debt to Net cash provided by operating activities: 4.6x The leverage ratio for 2022 stated in terms of the most comparable GAAP measurement would be Debt to Net cash provided by operating activities: 3.9x

Encompass Health 60 Reconciliation Net income to Adjusted EBITDA(8) For the Year Ended December 31, ($ in millions) 2022 2021 Net income $ 365.9 $ 517.2 Income from discontinued operations, net of tax, attributable to Encompass Health (15.2) (114.1) Net income attributable to noncontrolling interests included in continuing operations (93.6) (103.2) Provision for income tax expense 100.1 101.9 Interest expense and amortization of debt discounts and fees 175.7 164.3 Depreciation and amortization 243.6 219.6 Loss on early extinguishment of debt (11)(12) 1.4 1.0 Loss on disposal or impairment of assets 4.8 1.2 Stock-based compensation 29.2 29.1 Change in fair market value of equity securities 7.4 (0.6) Adjusted EBITDA $ 819.3 $ 816.4 Refer to pages 62-64 for end notes.

Encompass Health 61 Reconciliation Net cash provided by operating activities to adjusted free cash flow(7) For the Year Ended December 31, ($ in millions) 2022 2021 Net cash provided by operating activities $ 705.8 $ 715.8 Impact of discontinued operations (52.3) (151.1) Net cash provided by operating activities of continuing operations 653.5 564.7 Capital expenditures for maintenance (238.4) (133.4) Distributions paid to noncontrolling interests of consolidated affiliates (96.6) (101.1) Items not indicative of ongoing operating performance: Transaction costs and related liabilities 21.6 — Adjusted free cash flow $ 340.1 $ 330.2 Refer to pages 62-64 for end notes. Information regarding investing and financing categories of the statement of cash flows for the periods presented can be found on Encompass Health’s website in the Earnings Releases for those periods.

End Notes

Encompass Health 63 (1) Under this program, Joint Commission accredited organizations, like the Company’s IRFs, may seek certification for chronic diseases or conditions such as brain injury or stroke rehabilitation by complying with Joint Commission standards, effectively using evidence-based clinical practice guidelines to manage and optimize patient care, and using an organized approach to performance measurement and evaluation of clinical outcomes. Obtaining such certifications demonstrates the Company’s commitment to excellence in providing disease-specific care. (2) Data compares Encompass Health IRFs to IRFs comprising the Uniform Data System for Medical Rehabilitation (“UDSMR”), part of Netsmart, a data gathering and analysis tool for the rehabilitation industry which represents approximately 80% of the industry, including Encompass Health sites. Data is adjusted by applying Encompass Health IRF case-mix to non-Encompass Health UDS IRFs. (3) The 152 IRFs shown for Encompass excludes Altru Rehabilitation Hospital (opened August 2, 2022); Patricia Neal Rehabilitation Hospital (opened March 7, 2023); Rehabilitation Hospital of Western Wisconsin (opened March 7, 2023); Ascension St. John Rehabilitation Hospital, an affiliate of Encompass Health - Owasso (opened March 21, 2023); Encompass Health Rehabilitation Hospital of Clermont (opened April 18, 2023) and Wesley Rehabilitation Hospital, an affiliate of Encompass Health (closed March 2022). (4) In 2022, the Company averaged 1,397 total Medicare & Non-Medicare discharges per IRF in its then 143 consolidated IRFs that were open the full year. (5) Source: FY 2024 CMS Proposed Rule Rate Setting File and the last publicly available Medicare cost reports (FYE 2020/2021/2022) or in the case of new IRFs, the Q4 2022 CMS Provider of Service File. • All data provided was filtered and compiled from the Centers for Medicare and Medicaid Services (CMS) Fiscal Year 2024 IRF Proposed Rule Rate Setting File found at: https://www.cms.gov/files/zip/fy-2024-irf-pps-data-files-nprm.zip. The data presented was developed entirely by CMS and is based on its definitions which are different in form and substance from the criteria Encompass Health uses for external reporting purposes. Because CMS does not provide its detailed methodology, Encompass Health is not able to reconstruct the CMS projections or the calculation. • The CMS file contains data for each of the 1,127 inpatient rehabilitation facilities used to estimate the policy updates for the FY 2024 IRF-PPS Proposed Rule. Most of the data represents historical information from the CMS fiscal year 2020 and 2021 periods and may or may not reflect the same Encompass Health hospitals in operation today. The total was reduced by one to reflect the closure of Wesley Rehabilitation Hospital, an affiliate of Encompass Health (closed March 2022). (6) The Budget Control Act of 2011 included a reduction of up to 2% to Medicare payments for all providers that began on April 1, 2013 (as modified by H.R. 8). The reduction was made from whatever level of payment would otherwise have been provided under Medicare law and regulation. The CARES Act temporarily suspended the automatic 2% sequestration reduction for the period from May 1 through December 31, 2020. The 2021 Budget Act extended the sequestration suspension through March 31, 2021. An Act to Prevent Across-the-Board Direct Spending Cuts, and for Other Purposes, signed into law on April 14, 2021, extended the suspension period to December 31, 2021. The Protecting Medicare and American Farmers from Sequester Cuts Act impacts payments for all Medicare Fee-for-Service (FFS) claims extending the suspension through March 31, 2022, a payment adjustment of 1% from April 1 to June 30, 2022, and full 2% sequestration beginning July 1, 2022. (7) Definition of adjusted free cash flow, which is a non-GAAP measure, is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, dividends paid on preferred stock, distributions to noncontrolling interests, and certain other items deemed to be non- indicative of ongoing operating performance. Common stock dividends are not included in the calculation of adjusted free cash flow. Because this measure is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to other similarly titled measures presented by other companies. Further explanation and disclosure relating to adjusted free cash flow are included in the Company’s Form 8-K, dated May 31, 2023, to which this Investor Reference Book is attached as Exhibit 99.1.* (8) Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non-GAAP measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future the Company may incur expenses similar to the adjustments set forth. Further explanation and disclosure relating to Adjusted EBITDA are included in the Company’s Form 8-K, dated May 31, 2023, to which this Investor Reference Book is attached as Exhibit 99.1.* (9) The conversion rate of inpatient rehabilitation eligible patients is based on patients who are discharged from acute-care hospitals with one or more of 13 specified medical conditions that CMS ties to IRF eligibility based on Medicare fee-for-service data, which is the only publicly available data on the subject. End notes *Reconciliations to GAAP provided on pages 58-61.

Encompass Health 64 (10) 2018 total number of licensed beds and total number of IRFs include the consolidation of the Ft. Worth market (decrease of 60 beds) and the de-licensure of 20 SNF beds at a Dallas IRF. 2019 total number of licensed beds includes the de-licensure of 25 SNF beds at Round Rock, TX, the de-licensure of 5 beds at an IRF in Newburgh, IN, the de-licensure of 10 beds in Western Hills, WV, and the consolidation of Yuma (increase of 51 beds). 2020 total number of licensed beds includes the de-licensure of 31 beds at an IRF in Woburn, MA. 2021 total number of licensed beds includes the de-licensure of 48 beds in Erie, PA. 2022 total number of IRFs and licensed beds includes the closure of the Wesley hospital (decrease of 65 beds). Projected 2023 licensed beds includes a de-licensure of 19 beds. (11) In the second quarter of 2021, the Company redeemed a total of $200 million of 5.125% Senior Notes due 2023 ($100 million in April and $100 million in June). The redemptions were completed at 100% of par using cash on hand and drawings under the Company’s revolving credit facility. As a result of the redemptions, the Company recorded a $1.0 million loss on early extinguishment of debt in the second quarter of 2021. (12) In the first quarter of 2022, the Company redeemed the remaining $100 million of its 5.125% Senior Notes due 2023. The redemption was completed at 100% of par using drawings under the Company’s revolving credit facility. As a result of the redemption, the Company recorded a $0.3 million loss on early extinguishment of debt in the first quarter of 2022. In the second quarter of 2022, the Company redeemed approximately $236 million of its term loan due 2024 and fully repaid the $250 million outstanding balance on its revolving credit facility. The redemption was completed using proceeds which were dividended from Enhabit. As a result of the redemption, the Company recorded a $1.1 million loss on early extinguishment of debt in the second quarter of 2022. End notes, continued